040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20180238079-50**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **05/25/2018 11:14 AM**
	Entity Number **E0258392018-9**

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Zhong Ya International Limited
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: CSC Services of Nevada, Inc. Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 60,000,000 / Par value per share: $ 0.001 / Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/ Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/ trustees)	1) Wenjian Liu Name 64 North Pecos, Suite 900 / Henderson / NV / 89074 Street Address / City / State / Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Wenjian Liu Name X [signature] Incorporator Signature 64 North Pecos, Suite 900 / Henderson / NV / 89074 Address / City / State / Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X By: [signature] 05/24/2018 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date

This form must be accompanied by appropriate fees.

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Nevada Secretary of State NRS 78 Articles
Revised: 9-26-17

Tina Qualls
Assistant Secretary

ARTICLES OF INCORPORATION
OF
ZHONG YA INTERNATIONAL LIMITED

Pursuant to NRS Chapter 78

The undersigned, for the purposes of forming a corporation under the laws of the State of Nevada, does make, file and record this Article of Incorporation, and does hereby certify as follows:

FIRST: The name of the corporation is Zhong Ya International Limited (the "*Corporation*").

SECOND: The address of the registered office of the Corporation in the State of Nevada is 2215-B Renaissance Drive, Las Vegas, NV 89119. The name of the Corporation's registered agent at such address is CSC Services of Nevada, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes, as amended from time to time (the "*NRS*").

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is sixty million (60,000,000) shares, of which (i) ten million (10,000,000) shares are designated as preferred stock, with a par value of $0.001 per share ("Preferred Stock"), and (ii) fifty million (50,000,000) shares are designated as common stock with a par value of $0.001 per share ("Common Stock"). The holders of the common stock shall possess all voting power and each share of common stock shall have one vote on all matters submitted to the stockholders for a vote.

FIFTH: The Preferred Stock of the Corporation shall be issuable by the Board of Directors of the Corporation in one or more series and such series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time, including but not limited to:

(i) the designation of such class or series;

(ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or non-cumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

(iii) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

(v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

(vi) the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such class or series shall be entitled;

(vii) the restrictions, if any, on the issue or reissue of any additional shares or any class or series of Preferred Stock; and

(viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation.

SIXTH: The name and mailing address of the sole incorporator of the Corporation are as follows:

Name: Wenjian Liu
Address: Zhong Ya International Limited
64 North Pecos, Suite 900
Henderson, NV 89074

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Nevada, of this Article of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

EIGHTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law. Any repeal or modification of this EIGHTH shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this EIGHTH in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification under NINTH.

NINTH: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

TENTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An "Excluded Opportunity" is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any director of the Corporation who is not an employee of the Corporation or any of its direct or indirect subsidiaries (collectively, "Covered Persons"), unless in either case such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation.

ELEVENTH: Except to the extent expressly set forth in Articles EIGHTH, NINTH and TENTH the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Article of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the undersigned incorporator has executed this Article of Incorporation as of this 24th day of May, 2018.

Wenjian Liu, Sole Incorporator

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ZHONG YA INTERNATIONAL LIMITED**, did on May 25, 2018, file in this office the original Articles of Incorporation; that said Articles of Incorporation is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 29, 2018.

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Amy Brewer
Certificate Number: C20180525-1043